UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 19, 2007
MORGANS HOTEL GROUP CO.

(Exact name of registrant as specified in its charter)

Delaware	000-51802	16-1736884

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 Tenth Avenue
New York, NY	10018

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 277-4100
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1: SEPARATION AGREEMENT AND RELEASE

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Morgans Hotel Group Co. announced today that pursuant to the mutual agreement of Morgans Hotel Group Co. and W. Edward Scheetz, Mr. Scheetz has resigned as president and chief executive officer and as a director of the Company in order to permit him to address personal issues.
     The Company also announced today that Fred J. Kleisner, a director of the Company, has been named as interim president and chief executive officer of the Company. The Company has commenced a search for a permanent chief executive officer. Mr. Kleisner is Chairman, CEO of Rex Advisors, LLC, a hotel advisory firm. Mr. Kleisner served as the chief executive officer of Wyndham International, a hotel company, from 2000 to 2005. He was also named chairman of the board of directors in October of that year. He previously served as president and chief operating officer of The Americas for Starwood Hotels & Resorts Worldwide, Inc. Hotel Group. His more than 40 years of experience in the industry also includes senior positions with Westin Hotels and Resorts, where he was president and chief operating officer from 1995 to 1998; Interstate Hotels Company, where he was executive vice president and group president of operations from 1990 to 1995; The Sheraton Corporation, where he was senior vice president, director of operations, North America Division-East from 1985 to 1990; and Hilton Hotels, where for 16 years he served as general manager of several landmark hotels, including The Waldorf Astoria and The Waldorf Towers in New York, The Capital Hilton in Washington, D.C. and The Hilton Hawaiian Village in Honolulu.
     In light of his position as interim president and chief executive officer, Mr. Kleisner has resigned from the audit committee of the company’s board and the board designated Robert Friedman, a director of the company, as a member of the audit committee and Thomas L. Harrison, currently a member of the audit committee, as the chairman of the audit committee.
     Mr. Scheetz has entered into a separation agreement and release with the Company pursuant to which he has agreed, among other things, to cooperate with and make himself available to assist the Company in the transition during the twelve month period following his resignation. He has also agreed that he will not (i) initiate or otherwise participate in any solicitation of proxies or written consents to vote or (ii) nominate any individual for election as a director. Mr. Scheetz has also agreed not to compete with the Company for nine months following his resignation and not to solicit employees or clients of the Company during that period. Pursuant to the agreement, Mr. Scheetz will retain his vested and unvested stock options, restricted stock units and long-term incentive plan awards. To the extent that these awards are not yet vested they will remain subject to the existing vesting provisions but any unvested awards will vest on September 19, 2009 (awards which are subject to performance conditions will remain subject to those conditions). Mr. Scheetz will not receive any additional payment in connection with the separation.

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Item 9.01      Financial Statements and Exhibits
                       (c) Exhibits

Item 99.1	Separation Agreement and Release, dated September 19, 2007 between W. Edward Scheetz and Morgans Hotel Group, Inc.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.
By:	/s/ Richard Szymanski
	Name:	Richard Szymanski
	Title:	Chief Financial Officer

Dated: September 20, 2007

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